UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): June 24, 2010
Apollo Group, Inc.
(Exact name of registrant as specified in its charter)

Arizona	0-25232	86-0419443

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4025 S. Riverpoint Parkway, Phoenix,
Arizona		85040

(Address of principal executive offices)		(Zip Code)
     Registrant’s telephone number, including area code:                                             (480) 966-5394

Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 — Corporate Governance and Management
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     (e) Material Compensatory Plan, Contract or Arrangement.
     1. Implementation of Senior Executive Severance Pay Plan. On June 24, 2010, the Compensation Committee (the “Compensation Committee”) of the Board of Directors of Apollo Group, Inc. (the “Company”) adopted and approved the Senior Executive Severance Pay Plan (the “Plan”), pursuant to which the Company’s executive officers and other senior executives may become entitled to salary continuation payments and other severance benefits in the event their employment with the Company is terminated under certain defined circumstances.
     The severance benefits to which the covered participants may become entitled upon such a termination of employment may be summarized as follows:
     (i) separation pay in the form of salary continuation payments ranging from nine (9) months for Grade Level 18 executives to twenty-four (24) months for Grade Level 22 executives;
     (ii) for executives in Grade Levels 20 or above, such separation pay will also include 100% of the average of their annual bonuses earned for the three (3) fiscal years preceding the fiscal year of their termination, and for Grade 19 Level executives, such separation pay will also include 50% of such average annual bonus;
     (iii) lump sum payment of COBRA health care coverage costs for executives at Grade Level 20 and above for a period coterminous with their salary continuation period;
     (iv) limited pro-rata vesting of equity awards made on or after the June 24, 2010 effective date of the plan to individuals who are at Grade Level 18 or above on the effective date of those awards; and
     (v) outplacement assistance for up to six (6) months.
     Each of the Company’s executive officers named in the Company’s Shareholders Information Statement dated December 30, 2010 and filed on Schedule 14C with the Securities and Exchange Commission on December 29, 2009 (the “Named Executive Officers”) is eligible to participate in the Plan. Their current Grade Levels are as follows:

Name	Grade Level
Dr. John G. Sperling	22
Charles B. Edelstein	22
Gregory W. Cappelli	22
Joseph L. D’Amico	21
Brian L. Swartz	20
P. Robert Moya	20
Robert W. Wrubel	20
     However, to the extent a covered individual is entitled to severance benefits under an employment agreement or other severance arrangement in effect with the Company at the time of his or her termination of employment, then his or her severance benefits under the Plan will be reduced by the severance benefits payable under such employment agreement or other arrangement so that there will be no duplication of benefits. At present, Dr. Sperling and Messrs. Edelstein, Cappelli, D’Amico and Moya each have employment agreements with the Company that provide severance benefits in the event their employment is terminated under certain circumstances.
     The receipt of severance benefits under the Plan will be conditioned upon the executive’s delivery of an effective and enforceable general release of all claims against the Company and its affiliates and his or her compliance with certain non-competition, non-solicitation and non-disparagement covenants to be set forth in the release agreement.
     A copy of the Plan is attached as Exhibit 10.1 to this Current Report on Form 8-K.
     2. Performance Share Awards. On June 24, 2010, the Compensation Committee also authorized performance share awards under the Company’s 2000 Stock Incentive Plan, as amended and restated (the “2SIP”), to approximately forty (40) individuals, including three (3) of the Named Executive Officers. The awards will become effective at the close of business on the third business day following the Company’s release of its earnings results for the quarter ended May 31, 2010 (the “Effective Date”). The number of performance shares to be awarded to each individual will be determined by dividing the dollar amount of the performance share award authorized for him or her by the closing selling price of the Company’s Class A common stock on the Effective Date. The dollar amount of the performance share award authorized for each of the Named Executive Officers receiving performance share awards is as follows:

Name	Dollar Amount of Award
Dr. John G. Sperling	$641,400
Joseph L. D’Amico	$600,000
Brian L. Swartz	$226,050
     Such dollar value represents fifteen percent (15%) of the total value of the equity award that the Compensation Committee authorized for each such Named Executive Officer on June 24, 2010. The remaining dollar value of each equity award is allocated equally to a stock option component covering shares of the Company’s Class A common stock (valued at their Black/Scholes value) and a restricted stock unit award covering additional shares of Class A common stock with performance-vesting and service-vesting requirements. The actual number of shares subject to those equity awards will not be determined until the Effective Date.
     The performance-vesting requirement for the performance share awards is tied to the average of the annual growth rates in the Company’s adjusted free cash flow for each of the three fiscal years of the Company comprising the performance period (the 2011, 2012 and 2013 fiscal years). In determining the average of those annual growth rates, the growth rate of adjusted free cash flow for the 2011 fiscal year will be determined by comparing the adjusted free cash flow for that year against the adjusted free cash flow for the 2010 fiscal year. The growth in adjusted free cash flow for each of the two (2) remaining fiscal years will be calculated in comparison to the adjusted free cash flow realized for the immediately preceding fiscal year. Once the growth rate for each of the three (3) fiscal years is calculated, the simple average of those three (3) annual growth rates will be determined, and that average (rounded up to the next whole one-tenth decimal point) will represent the actual level of performance attainment.
     The calculation of adjusted free cash flow for each relevant fiscal year will be based on cash flow from operations for that fiscal year, as determined on a consolidated basis with the Company’s consolidated subsidiaries for financial reporting purposes and will be subject to certain pre-specified adjustments, reductions and exclusions authorized by the Compensation Committee. Within seventy-five (75) days after the completion of the performance period, the Compensation Committee will certify the actual level of attained performance. On the basis of that certified level of attainment, the number of performance shares authorized for each performance share recipient will be multiplied by the applicable percentage determined in accordance with the schedule below to determine the maximum number of shares of the Company’s Class A common stock issuable on the basis of the attained performance level.

Percentage of Performance
Average of the Annual	Share Conversion into
Adjusted Free Cash Flow	Actual Shares of Class A
Growth Rates	Common Stock
< 5%	0%
5.0-5.9%	40%
6.0-7.1%	55%
7.2-8.3%	70%
8.4-9.5%	80%
9.6-10.7%	90%
10.8-11.9%	95%
12.0-12.9%	100%
13.0-14.1%	105%
14.2-15.3%	115%
15.4-16.5%	130%
16.6-17.7%	150%
17.8-18.9%	175%
> 19.0%	200%
     The actual number of shares of Class A common stock in which each performance share recipient will vest is to be determined by multiplying the number of shares of Class A common stock into which his or her performance shares are converted by reason of the attained performance level by a fraction, the numerator of which is the number of fiscal years of employment such individual completes with the Company within the performance period and the denominator of which is three (3). Pursuant to his existing employment agreement with the Company, the performance shares awarded to Mr. D’Amico provide certain service-vesting credits in the event his employment with the Company should terminate under certain prescribed circumstances during the performance period.
     A copy of the standard form of Performance Share Award Agreement is attached as Exhibit 10.2 to this Current Report on Form 8-K.

Item 5.07	Submission of Matters to a Vote of Security Holders.
     At a duly-scheduled meeting held on June 24, 2010, the holders of the Company’s Class B common stock unanimously approved an amendment to the 2SIP that effected the following changes to the 2SIP:
     (i) introduced the free cash flow metric as a generic performance goal to which specific targets may be established by the Compensation Committee as a performance-vesting requirement for one or more awards made under the 2SIP, including performance share awards;
     (ii) specified the types of adjustments, reductions and exclusions that may be made in connection with the calculation of any performance goal tied to adjusted free cash flow or net income; and

     (iii) imposed more precise parameters upon the terms and conditions governing performance share awards authorized under the 2SIP.
     A copy of the 2000 Stock Incentive Plan Amendment is attached as Exhibit 10.3 to this Current Report on Form 8-K.
Section 9 — Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits.
The following exhibits are provided herewith:

Exhibit Number	Description

10.1	Apollo Group, Inc. Senior Executive Severance Pay Plan.

10.2	Form of Performance Share Award Agreement.

10.3	Apollo Group, Inc. 2000 Stock Incentive Plan Amendment.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Apollo Group, Inc.
June 30, 2010	By:	/s/ Brian L. Swartz
		Name:	Brian L. Swartz
		Title:	Senior Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description
10.1	Apollo Group, Inc. Senior Executive Severance Pay Plan.
10.2	Form of Performance Share Award Agreement.
10.3	Apollo Group, Inc. 2000 Stock Incentive Plan Amendment.